Exhibit 10.162

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

VERMONT RENEWABLE GAS, LLC

Dated as of December 14, 2022

THE INTERESTS ISSUED UNDER THIS AGREEMENT MAY BE SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

IN ADDITION, THE SECURITIES ISSUED UNDER THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION AND QUALIFICATION PROVIDED FOR IN THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION OR REGISTRATION UNDER THE APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

OPERATING AGREEMENT

OF VERMONT RENEWABLE GAS, LLC

A VERMONT LIMITED LIABILITY COMPANY

THIS OPERATING AGREEMENT (this “Operating Agreement”, or “Agreement”), made effective as of this 14th day of December, 2022, of VERMONT RENEWABLE GAS, LLC, a Vermont Limited Liability Company (the “Company”), with principal offices located at ___________________________________________________, by and among each member who is a signatory to this Agreement and as set forth on Schedule A attached hereto and each new member who has executed the form of Joinder attached hereto as Schedule B, each of whom intend to be legally bound (each individually a “Member” and collectively, the “Members”). This Operating Agreement, as it may be amended from time to time, shall be binding on any Person who at the time is a Member regardless of whether or not the Person has executed this Operating Agreement or any amendment hereto. The Company and its Members hereby agree as follows:

WITNESSETH:

WHEREAS, the Company was organized as a limited liability company by the filing of Articles of Incorporation on ______with the Secretary of State of the State of Vermont under and pursuant to the Act;

WHEREAS, the Members formed the Company in order to exclusively provide debt and/or equity financing to develop and construct a biomass energy facility to be sited in Vermont and owned by the Company;

WHEREAS, the Company has transferable security interests and liens on all of the tangible assets and intangible of the Company;

WHEREAS, Vermont Renewable Gas, LLC is a pyrolysis plant established to convert approximately 10,000 tons/year of woody biomass feedstock into approximately 16,500 MWh electricity/year, 1,400 MT/year of biochar and 26,000 MM BTU/year of thermal energy by using high temperature ablative fast pyrolysis reactor for which Clean Energy Technology, Inc. holds an exclusive license to exploit the technology;

WHEREAS, the Company shall establish a trust account which will receive all cash flow generated from the accounts receivables and other receivables of the Company which shall secure the payment of all principal and interest of all debt and loans incurred to finance the Company as well as all expenses of the Company; and

WHEREAS, all distributions to Members shall be in accordance with the terms hereof and subject to any covenants in the debt/loan documents the Company enters into with creditors and lenders of the Company;

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NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained, and intending to be legally bound, the parties hereby agree as follows:

Article I

DEFINED TERMS

The following capitalized terms shall have the meaning specified in this Article 1. Other terms are defined in the text of this Agreement; and, throughout this Agreement, those terms shall have the meanings respectively ascribed to them.

1.1.	Registered Agent. The name and address of the registered agent of the Company in the State of Vermont shall be as set forth in the Articles.

1.2.	“Act” shall have the meaning ascribed to it in Section 2.1.

1.3.	“Agreement” shall mean this Operating Agreement, as amended from time to time.

1.4.	“Additional Capital Contributions” shall have the meaning ascribed to it in Section 8.1(b).

1.5.	“Additional Members” shall have the meaning ascribed to it in Sction 8.3.

1.6.	“Capital Contributions” shall have the meaning ascribed to it in Sction 8.1(b).

1.7.	“Capital Account” or “Capital Accounts”, as the case may be, means the Capital Account maintained for each Member pursuant to Article 8.

1.8.	“Articles” shall mean the Articles of Incorporation of the Company, as amended from time to time.

1.9.	“Class A Member” or “Class A Members”, the Class A Members of the Company shall be as set forth in Schedule A attached here to as may be amended as provided herein. The Class A Members shall have voting rights as provided herein.

1.10.	“Class A Membership Interest” shall mean, with respect to each Class A Member, all of the economic rights, title and ownership interests in the Company held by such Class A Member, including the Class A Member’s rights to receive allocations of Net Profits, Net Losses and Distributions.

1.11.	“Class A Voting Interests” shall mean the voting interest equal to the pro rata portion of the Class A Members’ Class A Membership Interest.

1.12.	“Class B Member” or ‘‘Class B Members”, shall mean the Class B Members of the Company who are non-operating members who have invested in the Company and are set forth in Schedule A attached here to as may be amended as provided herein. The Class B Members shall have any voting rights as provided herein.

1.13.	“Class B Membership Interest”, shall mean, with respect to each Class B Member, all of the economic rights, title and ownership interests in the Company held by such Class B Member, including such Class B Member’s rights to receive allocations of Net Profits, Net Losses and Distributions.

1.14.	“Class B Voting Interests”, shall mean the voting interest equal to the pro rata portion of the Class B Members’ Class B Membership Interest.

1.15.	“Class C Member” or “Class C Members”, shall mean the Class C Members of the Company who have received membership interests in connection with debt or tax credit financing as set forth in Schedule A attached here to as may be amended as provided herein. The Class C Members shall have the voting rights as provided herein.

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1.16.	“Class C Membership Interest”, shall mean, with respect to each Class C Member, all of the economic rights, title and ownership interests in the Company held by such Class C Member, including such Class C Member’s rights to receive allocations of Net Profits, Net Losses and Distributions.

1.17.	“Class C Voting Interests” shall mean the voting interest equal to the pro rata portion of the Class C Members’ Class C Membership Interest.

1.18.	“Class D Member” shall mean any transferee of a Class A Member, Class B Member or Class C Member after the Company and its Members exhaust the right of first refusal set forth in Section 9.8 hereof.

1.19.	“Class D Membership Interest” shall mean, with respect to a Class D Member all of the economic rights and participation in the Company’s profit and losses of the Class A Members, Class B Members and Class C Members, however, the Class D Member shall have no voting rights.

1.20.	“Code” shall mean the Internal Revenue Code of 1986, as amended, or any corresponding provisions of superseding federal revenue statute.

1.21.	“Confidential Information” shall have the meaning ascribed to it in Section 12.5.

1.22.	“Company” shall mean Vermont Renewable Gas, LLC.

1.23.	“Core Business” shall mean engaging in biomass pyrolosis conversion of biomass feedstock into electricity, heat, and biochar or any other lawful business activity under the Act consistent with such business purpose.

1.24.	“Distribution” or “Distributions”, as the case may be, shall mean a cash distribution to all Members made pursuant to Article 7.

1.25.	“Election Period” shall have the meaning ascribed to it in Section 9.8(a).

1.26.	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.27.	Family Member” shall have the meaning ascribed to it in Section 9.1(a).

1.28.	“Fair Market Value” shall mean, with respect to any property (including the Membership Interests), the value that would be obtained in an arm’s length transaction for ownership of such property for cash between an informed and willing seller and an informed and willing purchaser, each with an adequate understanding of the facts and under no compulsion to buy or sell. The Managers shall determine in good faith, the Fair Market Value, (i) based on a valuation by a third-party advisor with experience in valuing business or (ii) by the Managers using some other generally accepted methodology for business valuation. Such determination and choice of methodology shall be final and conclusive evidence of the Fair Market Value.

1.29.	“Fiscal Year” means the fiscal year of the Company, which shall be the calendar year; but, upon termination of the Company, “Fiscal Year” means the period from the end of the last preceding Fiscal Year to the date of such termination.

1.30.	“Initial Capital Contributions” shall have the meaning ascribed to it in Section 8.1(a).

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1.31.	“Liquidation” shall mean the process of winding up and terminating the Company after its Dissolution.

1.32.	“Liquidators” shall have the meaning ascribed to it in Section 11.2.

1.33.	“Manager (s)” shall mean the individuals or entities designated manager(s) by the Class A Members pursuant to Article 5 of this Agreement.

1.34.	“Membership Interests” shall collectively mean and refer to the Class A Membership Interests, the Class B Membership Interests, Class C Membership Interests and Class D Membership Interests and any class of additional membership interests issued by the Company.

1.35.	“Net Profit” and “Net Loss” or “Net Profits” and “Net Losses”, as the case may be, for any accounting period as determined by the Managers shall mean the income or loss of the Company during any such period as determined in accordance with generally accepted accounting principles and pursuant to Article V herein.

1.36.	“Net Cash Flow” shall have the meaning ascribed to it in Section 7.2(c).

1.37.	“Notice of Election” shall have the meaning ascribed to it in Section 9.8(a).

1.38.	“Offering Member” shall have the meaning ascribed to it in Section 9.8(a).

1.39.	“Proposed Transferee” shall have the meaning ascribed to it in Section 9.8(a).

1.40.	“Responding Member” shall have the meaning ascribed to it in Section 9.8(a).

1.41.	“ROFR Notice” shall have the meaning ascribed to it in Section 9.8(a).

1.42.	“Representatives” shall have the meaning ascribed to it in Section 12.15.

1.43.	“Substitute Member” shall have the meaning ascribed to it in Section 9.2(a).

1.44.	“Tag Along Right” shall have the meaning ascribed to it in Section 9.8(a).

1.45.	“Tag Period” shall have the meaning ascribed to it in Section 9.8(a).

1.46.	“Transfer” shall have the meaning ascribed to in in Section 9.1(a).

Article II

ORGANIZATION

2.1 Formation and Continuation.

a) The Company has been organized as a Vermont limited liability company on by the filing of Articles of Organization (the “Articles”) with the Secretary of State of the State of Vermont pursuant to and in accordance with the Vermont Limited Liability Company Act, as amended from time to time (the “Act”).

b) The rights, liabilities and obligations of the Members with respect to the Company shall be determined in accordance with the Act, the Certificate and this Agreement. To the extent anything contained in this Agreement modifies, supplements or otherwise affects any such right, liability, or obligation arising under the Act, this Agreement shall supersede the Act to the extent not restricted thereby.

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c) The Managers shall accomplish all filing, recording, publishing and other acts necessary or appropriate for compliance with all the requirements for the formation and operation of the Company as a limited liability company under this Agreement and the Act and under all other laws of the State of Vermont and such other jurisdictions in which the Members determine that the Company may conduct business.

2.2 Name. The name of the Company is Vermont Renewable Gas, LLC”.

2.3 Purposes. The purpose of the Company is to engage in any activity for which limited liability companies may be formed under the Act for purposes of advancing the Core Business and to engage in any and all activities necessary or incidental thereto, as well as to engage in any lawful act or activity for which limited liability companies may be formed and/or conduct business under the Act in furtherance of the Core Business. The Company shall have all the powers necessary or convenient to affect any purpose for which it is formed, including all powers granted by the Act.

2.4 Duration. The term of the Company commenced as of the date of filing of the Articles, and the Company shall be dissolved and its affairs wound up as provided in the Articles, in this Agreement or as otherwise provided in the Act.

2.5 Principal Place of Business. The Principal Place of Business of the Company shall be___________________________________________________, or at such other location as may be determined by the Managers from time to time.

2.6 Intention for Company. The Members have formed the Company as a limited liability company under and pursuant to the Act. The Members specifically intend and agree that the Company shall not be, for legal purposes, a partnership (including, a limited partnership) or any other venture, but shall be a limited liability company under and pursuant to the Act, desiring partnership tax treatment. No Member or Manager shall be construed to be a partner in the Company or a partner of any other Member, Manager, or person; and the Articles, this Agreement, and the relationships created thereby and arising therefrom shall not be construed to suggest otherwise.

2.7 Registered Agent. The name and address of the registered agent of the Company in the State of Vermont shall be as set forth in the Articles.

Article III

MEMBERS

3.1 Membership. The names and addresses of the Members are set forth on the signature page hereof and, in the case of any new members, upon the Joinder annexed hereto as Schedule B. The address of the members shall be as kept on the records of the Company. A Member may be removed as a Member and/or as a Manager for a material breach of its fiduciary duty to the Company, fraud, willful malfeasance against the Company, or a material breach of a material term of this Agreement after given six (6) months to cure, in each case as determined by a court of competent jurisdiction located in the State of Vermont, after exhaustion of all appeals.

3.2 Limited Liability. No Member or Manager of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Member or Manager of the Company except as provided by law.

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3.3 Actions Requiring Majority Vote of the Class A, Class B and Class C Members. The following actions may be taken by the Managers solely upon a vote of the majority of Class A Voting Interests, Class B Voting Interests and Class C Voting Interests, each voting as a separate class approving such matter, which shall include the affirmative vote of CETY or its assignees:

a) Any amendment of the Articles;

b) Any amendment of the Operating Agreement of the Company;

c) The merger, consolidation, dissolution, liquidation or cessation of business activities of the corporation;

d) The consent to: (i) the entry of a decree or order for relief against the Company by a court of competent jurisdiction in any involuntary case brought against the Company under any debtor relief laws generally affecting the rights of creditors and relief of debtors now or hereafter in effect; or (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent under applicable debtor relief laws for the Member or for any substantial part of its assets or property;

e) The Company’s filing of a petition for relief under the Federal Bankruptcy Code (or any corresponding future United States Debtor Relief Law now or hereafter in effect);

f) Any material change in the nature of the Core Business; or

g) The making of any general assignment for the benefit of the Company’s creditors.

3.4 Actions Requiring Majority Vote of the Class A Members. The following actions may be taken by the Managers solely upon a vote of the majority of Class A Voting Interests; provided that any such action is permitted by any lending, credit or funding agreement entered into by the Company, which vote shall include the affirmative vote of CETY or its assignees:

a)	A withdrawal of any part of a Member’s Capital Contribution other than upon the Dissolution of the Company or in accordance with the provisions of this Agreement for distributions;

b) Any change in the amount or character of Capital Contributions

c) The selection of a Manager, and employment of same individual, and setting compensation of a Manager;

d) The sale and/or issuance by the Company of Membership Interests and fixing consideration thereon;

e) Revisions of Schedule A in order to reflect the transfer, sale or termination of any Membership Interest;

f) The entering into, modification or termination of any lease, contract or agreement with a term of one year or more;

g) The purchase of any interest in the stock, assets or business of any corporation, partnership or other entity other than in the ordinary course of business;

h) The sale, purchase, transfer, hypothecation or lease of any asset other than in the ordinary course of business;

i) The borrowing of money in excess of $50,000;

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j) The making by the Company of any loan to any person, corporation, partnership or other entity;

k) The guaranty of any obligation or debt of any third party except for the Company’s wholly owned subsidiaries;

l) The making of any capital expenditure of $50,000 or more;

m) The making of capital expenditures which aggregate $100,000 or more within any fiscal year;

n) The declaration or payment of distributions upon the Membership Interests, unless otherwise provided for in this Agreement;

o) The purchase of disability and/or life insurance on the lives of certain key persons;

p) The fixing of a new class of Membership Interests and the terms thereof

q) The sale of any subsidiary of or investment by the Company;

r) Such other matters, obligations and limitations as may be required in the documents executed by lenders, creditors, government incentive programs, or the sale of tax incentives by the Company.

s) The approval of any action to be taken by the Managers in Section 4.2 or as not explicitly granted herein or

t) The investment in or creation of any new subsidiary of the Company.

A new Member may be admitted by an affirmative vote of a majority of the Class A Members, which vote shall include the affirmative vote of CETY or its assignees.

3.5 Meetings. Meetings of the Members may be held at any place, either within or without the State of Vermont , as may be determined by the Managers from time to time. A special meeting of the Members may be called by the Managers or by any Member or Members representing more than fifteen (15%) percent of the Class A Membership Interests or 85% of the Class B Membership Interests for the purpose of addressing any matters on which the Class A Members may vote. The Company shall have no obligation to conduct annual or special meetings or to keep minutes thereof. Meetings will be conducted in a manner the Managers determine to be fair and reasonable in the circumstances. In conducting meetings, the Managers may, but are not obligated to, refer to sources such as The Modern Rules of Order or other similar publication setting forth a method of parliamentary procedure. The Managers may provide that meetings be held by telephone, internet, or other form of telecommunication.

3.6 Notice for Meetings. Written notice of a meeting shall be given to each Member entitled to vote not less than ten (10) days nor more than sixty (60) days before the date of the meeting. The notice shall state the place, date, and hour of the meeting and the general nature of the business to be transacted.

3.7 Required Vote. When the Managers call a meeting, they shall determine the matters to be considered at the meeting, and whether any Members other than the Members with the right to vote, will be entitled to vote at the meeting. Unless a greater vote is required by the Act or the Articles or specifically set forth in this Agreement, the affirmative vote or consent of a majority of the Class A Voting Interests of the Class A Members entitled to vote or consent on such matter shall be required to affirm any matter considered at a meeting or by consent.

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3.8 Consents. Any action required or permitted to be taken at an annual or special meeting of the Members may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken. Every written consent shall bear the date and signatures of all Members required to vote.

3.9 Members and Assignees Have No Agency Authority. Except as expressly provided by resolution of the Managers, no Member or Assignee (in their capacity as Members and Assignees) shall have any agency authority to take any action on behalf of the Company, whether or not such Person is a Member.

Article IV

MANAGEMENT

4.1 Management of the Company. Except as otherwise specifically set forth in this Agreement, (i) the business and affairs of the Company will be Member-managed by and under the direction of these managing Members (“the “Board”), and (ii) the Board is hereby authorized to take any action of any kind, and to do anything, and everything, in furtherance of the purposes of the Company, in accordance with the provisions of this Agreement and the Vermont Act. Pursuant to 11 V.S.A. § 4054 of the Vermont Act, the Board will be the “manager” of the Company as provided in the Vermont Act and shall have such rights, duties and powers as are specified in this Agreement and the Vermont Act. The Board will have the power and authority to delegate its rights and powers to manage and control the business and affairs of the Company, hereunder or otherwise, subject to any limitations set forth in the Articles, this Agreement and the Vermont Act, and accordingly the Board may appoint officers who shall be responsible for the day-to-day management of the Company. No such delegation will relieve the Board of any of its obligations under this Agreement. The composition of the Board shall be as set forth in Section 3.3. The Board shall determine the frequency of Board meetings (if any) from time to time.

4.2 Powers of the Board. The Board shall be afforded all powers, rights and authority of managers under the Vermont Act with respect to the business and purpose of the Company. Except as otherwise set forth herein, approval by the Board of any matter shall require the vote of a majority of the Managers of the Board, with each Member holding total voting rights proportionate to its shares in the Company as shown in Schedule A. Without in any way intending to limit the powers of the Board, the Board shall, subject to any rights of approval of the Class A Members, have the right, power and authority on behalf of the Company, which vote shall include the affirmative vote of the CETY designated manager unless expressly stated herein:

a) To purchase, hold, own, pledge, and sell any assets of the Company;

b) To obtain financings, loans and borrowings in connection with the businesses and assets of the Company on such terms as may be determined by the Board in and to execute and deliver in the name of the Company all documents in connection therewith;

c) To acquire and enter into any contract of insurance that the Board deems necessary or appropriate for the protection of the assets of the Company and/or the Members and their respective employees, officers and affiliates, or for any purpose convenient or beneficial to such entities or individuals;

d) To engage persons, whether full-time or part-time, in the operation and management of the business of the Company, on such terms and for such compensation as the Board shall determine;

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e) To file, conduct, prosecute and defend legal proceedings of any form, including proceedings against Members, and to compromise and settle any such proceedings, or any claims against any person, including claims against Members, on whatever terms deemed appropriate by the Board;

f) To open brokerage, bank and other accounts and to deposit and maintain funds in the name of the Company, in such accounts and to temporarily invest such funds in short-term United States government securities, money market accounts and/or other short-term interest bearing instruments;

g) To cause the Company to make or revoke any of the elections referred to in Section 754 of the Internal Revenue Code of 1986, as amended (the “Code”), or any similar provision enacted in lieu thereof;

h) To select as its accounting year the period ending December 31 or other Fiscal Year as is permitted by the Internal Revenue Service;

i) To engage and replace attorneys, independent accountants and auditors and such other service providers as the Board may deem necessary or advisable;

j) To transact business through agents and other persons selected by the Board in its sole discretion, and in selecting such agents and other persons, and determining the compensation payable to such persons, even though other persons may be able to provide transactional services at lower rates of compensation;

k) To prepare, or cause to be prepared, to execute, acknowledge and deliver any and all instruments to effectuate the business of the Company, including, but not limited to, annual and/or final reports, a copy of which shall be delivered to each Member;

l) To purchase and sell assets of the Company, at such prices or amounts for cash, securities or other property and upon such terms as are deemed in the Board’s absolute discretion to be in the best interests of the Company;

m) To acquire, hold, manage, operate, sell, transfer, assign, convey, exchange or otherwise dispose of or deal with all or any part of the investments held by the Company;

n) To waive, defer, reduce or change, in whole or in part, the minimum investment amount, access to information, or any other requirement or limitation imposed on a Member by this Agreement, regardless of whether such waiver, deferral, reduction or change operates for the benefit of the Company, all of the Members or fewer than all of the Members of the Company;

o) To establish such reserves as the Board shall, in its sole but reasonable discretion, deem appropriate to pay Expenses (as defined below) and current and future, definite, contingent and possible obligations of the Company (“Reserves”); and

p) To do any act, engage in any activity or execute any agreement of any nature, necessary or incidental to the accomplishment of the purposes of the Company in accordance with the provisions of this Agreement and all applicable foreign, Federal, state and local laws and regulations. If such act, activity, or execution entails expenses no greater than $10,000.00 USD, it shall not require the affirmative vote of the CETY designated manager.

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4.3 Board Composition. The Board shall initially consist of two (2) individuals (each, a “Manager”), as follows: (i) CETY Capital, LLC shall be entitled to designate one (1) Managers to represent CETY (the “CETY Manager”), which Manager shall initially be its Chief Executive Officer, Kambiz Mahdi; and (ii) Synergy Bioproducts Corporation (“Synergy”) shall be entitled to designate one (1) Manager to represent Synergy (the “Synergy Manager”), which Manager shall initially be its President, Evan Dell’Olio. The value of the votes of both the CETY Manager(s) and Synergy Manager (s) shall be equivalent to the respective shares held by each Member as shown in Schedule A. The size of the Board may be increased or decreased only with the unanimous approval of the Class A Members. However should the Board be increased or decreased, the aggregate votes of the CETY Manager(s) and Synergy Manager(s) shall be equal to no more than the shares of their respective Members as shown in Schedule A. A Manager will hold such role until such Manager’s death, resignation, incapacity or removal in accordance with the provisions of this Section 3.3. Managers may only be removed as follows: (i) CETY may remove the CETY Manager(s) at any time for any reason and appoint replacement CETY Manager(s) at any time by delivering notice to the Company and to each of the Members; and (ii) Synergy may remove the Synergy Manager(s) at any time for any reason and appoint replacement Synergy Manager(s) at any time by delivering notice to the Company and to each of the Members. Any Manager may resign at any time upon notice to the Company. If the office of any Manager becomes vacant for any reason, the Member that appointed such Manager shall be entitled to appoint a replacement.

4.4 Exculpation and Indemnification.

a) The Board shall not be liable to the Company or the Members for any action taken or omitted to be taken in connection with the business or affairs of the Company so long as the Board acted in good faith and is not found to be guilty of gross negligence or willful misconduct with respect thereto. It shall be conclusively presumed and established that the Board acted in good faith if any action is taken, or not taken, on the advice of legal counsel or other independent outside consultants.

b) The Company agrees to indemnify and hold harmless each Manager and his agents and affiliates from and against any and all claims, actions, demands, losses, costs, expenses (including attorney’s fees and other expenses of litigation), damages, penalties or interest, as a result of any claim or legal proceeding related to any action taken or omitted to be taken in connection with the business and affairs of the Company (including the settlement of any such claim or legal proceeding); provided, however, that the party against whom the claim is made or legal proceeding is directed is not guilty of gross negligence or willful misconduct as determined by a court of competent jurisdiction. Any indemnity under this Section shall be paid from and to the extent of assets of the Company only, and only to the extent that such indemnity does not violate applicable Federal and state laws.

c) Compensation of Managers; Reimbursement of Expenses. A Manager shall not be entitled to compensation for his or her service as a Manager of the Company or be entitled to any reimbursement of any general overhead expenses incurred by it unless provided for through a separate written agreement between the Members. However, the Managers shall be entitled to reimbursement from the Company for direct out-of-pocket expenses incurred on behalf of the Company.

d) Incapacity of Manager. If any Manager shall become “incapacitated”, as herein defined, such Manager shall immediately cease to be a Manager and such Manager shall be treated as if he or she had resigned on the date that such Manager shall have become incapacitated, and the successor Manager, appointed by the Members, shall become a Manager of the Company; provided, that the successor to a CETY Manager shall be selected by CETY, the successor to a Synergy Manager shall be selected by Synergy. Any individual Manager shall be deemed “incapacitated” at such time as there shall be:

i.	A currently applicable court order adjudicating such individual to be legally incapacitated to act on his or her own behalf or appointing a conservator or guardian to act for such individual; or

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ii.	Duly executed, witnessed, and acknowledged written Articles of two (2) doctors of medicine who are licensed to practice medicine in the State of Vermont. Each such certificate shall state that such doctor has examined such individual and has concluded that such individual was, at the date indicated in the certificate, incapacitated, either physically or mentally, such that such individual was unable to manage his or her affairs with judgment and reason. Such certificates shall be in the possession of the Company and any successor Manager to such individual designated, or pursuant to, the provisions of this Agreement, or if none, in the possession of one or more other Managers.

e) Quorum; Action without a Meeting. A quorum of any meeting of the Board shall require the presence of all of the Managers. Any matter or action that is to be voted on, consented to or approved by the Managers may be taken without a meeting, if consented to in writing by the Managers. Each such action taken by written consent of the Board shall be maintained by the Board in the records of the Company.

Article V

ALLOCATION OF PROFIT AND LOSS

5.1 Allocation of Net Profit and Net Losses. For purposes of this Agreement, “Net Losses” or “Net Profits” shall mean the net losses or net income of the Company, if any, determined in accordance with federal income tax principles. Net Profits and Net Losses of the Company shall be allocated among the Members each Fiscal Year (or such other period as the case may be) as follows. First, Net Profits (if any) up to the amount of distributions made with respect to such Fiscal Year shall be allocated to the Members receiving such distributions in the ratio of such distributions according to each Member’s Membership Interests as shown in Schedule A. Thereafter, Net Profits and Net Losses shall be allocated among the Members in such a manner as to cause the balance in the Capital Account of each Member, as adjusted to reflect the allocations provided hereunder, to be equal to the aggregate amount of cash such Member would receive if all the assets of the Company were sold for an amount of cash equal to the their book value, all debt obligations were satisfied in accordance with their respective terms and the remaining cash was distributed as provided in Section 7.4 hereof.

5.2 Regulatory Allocations. Notwithstanding Section 5.1 hereof, appropriate adjustments shall be made to the allocations of Net Profits and Net Losses to the extent required to comply with the “qualified income offset” provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations; the partnership “minimum gain chargeback” provisions of Section 1.704-2(f) of the Treasury Regulations; and the “partner nonrecourse deduction” and “partner nonrecourse debt minimum gain chargeback” provisions of Section 1.704-2(i) of the Treasury Regulations, all issued pursuant to Section 704(b) of the Code. To the extent permitted by such Treasury Regulations, the allocations in such year and subsequent years shall be further adjusted so that the cumulative effect of all the allocations shall be the same as if all such allocations were made pursuant to Section 4.1 hereof without regard to this Section 4.2.

5.3 Allocation for Tax Purposes.

(a) Taxable income, losses and deductions of the Company for each Fiscal Year shall accrue to, and be borne by, the Members holding Interests in proportion to their sharing of profits and losses in accordance with Section 5.1, the allocations of various types of taxable income and losses likewise being as nearly as possible proportionate.

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(b) All allocations under this Section 5.3 shall be made pursuant to the principles of Section 704 of the Code and in conformity with Treasury Regulations promulgated thereunder, or the successor provisions to such Section and Regulations.

(c) All matters concerning the allocation of profits, gains and losses among the Members (including the taxes thereon) and accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the Board in its sole and absolute discretion in consultation with the accountants for the Company. The Board’s determination of the foregoing matters shall be final and conclusive as to all Members.

(d) Any taxes, fees or other charges that the Company is required to withhold under applicable law with respect to any Member shall be withheld by the Company (and paid to the appropriate government authority) and shall be treated as having been distributed to such Member pursuant to Section 7.2 and correspondingly deducted from the Capital Accounts of such Member, as they may occur with respect to which amounts are required to be withheld

Article VI

BOOKS AND RECORDS; FINANCIALS; BANK ACCOUNTS; TAX MATTERS

6.1 Books and Records.

a) At all times during the existence of the Company, the Board shall keep true and complete records and books of account, in which shall be entered fully and accurately each transaction of the Company and maintained at all times at the principal offices of the Company or, subject to the provisions of the Vermont Act, at such other place as the Board may from time to time determine. The Board shall delegate some or all of the administrative bookkeeping and accounting functions relating to the Company to a certified public accounting firm designated by CETY and approved by Synergy, which approval shall not be unreasonably withheld. In the event that the Company lacks the funds to make timely payment for any of the costs incurred by the use of services from such certified public accounting firm designated by CETY, CETY shall hold complete and total responsibility for payment for all such costs incurred and not paid by the Company. Synergy shall have no responsibility, legal or otherwise for contributing to these payments.

b) Upon reasonable advance written notice to the Board, a Member or its authorized representative may inspect and copy, at the Member’s expense and solely for use in connection with such Member’s interest as a member (and for no other purposes, competitive or otherwise), the records of the Company required to be maintained pursuant to the Vermont Act and any financial statements maintained by the Company. Any such inspection must be in good faith without any intent to damage the Company, the Board, any of the other Members or any of their respective principals or affiliates in any manner.

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6.1 Reports to Members. At the close of each Fiscal Year, the Company shall have unaudited annual financial statements prepared in accordance with generally accepted accounting principles. It shall be the responsibility of CETY or the certified public accounting firm referenced in Section 6.1(a) to prepare such unaudited annual financial statements. In the event that the Company lacks the funds to make timely payment for any of the costs incurred in the preparation of such unaudited annual financial statements, CETY shall hold complete and total responsibility for payment for all such costs incurred. Synergy shall have no responsibility, legal or otherwise for contributing to these payments. The Company shall also prepare and file all Federal, state, local and foreign income, and other tax returns that the Company is obligated to file. It shall be the responsibility of CETY or the certified public accounting firm referenced in Section 6.1(a) to prepare and file such Federal, state, local and foreign income, and other tax returns. In the event that the Company lacks the funds to make timely payment for any of the costs incurred in the preparation and filing of any such taxes, it shall be the sole responsibility of CETY to cover the costs of such preparation. Synergy shall have no responsibility, legal or otherwise for contributing to these payments. In addition, as soon as practicable after the close of the Company’s Fiscal Year, the Company shall deliver to each Member the relevant tax information required by such Member for the completion of its federal and state income tax returns. Copies of all Company tax returns, information returns or reports shall be available to all Members as soon as possible after the close of the Fiscal Year at the offices of the Company.

6.2 Bank Accounts. Funds of the Company shall be used only for Company purposes and shall be deposited in such accounts in banks or other financial institutions as may be established from time to time by the Board. Withdrawals shall be made by such persons as are designated from time to time by the Board

6.3 Partnership Representative. Kambiz Mahdi shall serve as the “partnership representative” of the Company under Code Section 6223, for all purposes of the Code and for the corresponding provisions of any state or local statute (the “Partnership Representative”). The Partnership Representative shall cause the Company’s accountant to prepare, and timely file, all Company tax returns, and shall timely make all other filings required by any governmental authority having jurisdiction to require such filing, the cost of which shall be borne by the Company. In the event that the Company lacks the funding to make timely payment for any or all of these filings and the services associated with their preparation, the cost(s) shall be borne by CETY. Synergy shall have no responsibility, legal or otherwise for contributing to these payments. The Partnership Representative shall also cause to be delivered to the Members, within ninety (90) days after the expiration of each tax year of the Company, such information relating to the Company as the Partnership Representative determines is necessary for the Members to complete their federal, state and/or local income tax returns that include such tax year including a Form K-1 prepared by the Company’s accountant. This form shall show the allocation of profits and losses of the Company for federal income tax purposes, including all separately stated items, to each Member. No election shall be made by the Company or any Member to be excluded from the application of the provisions of subchapter K of the Code or from any similar provision of state tax laws. Each Member shall furnish to the Partnership Representative such information as the Partnership Representative may reasonably request to permit it to provide the Internal Revenue Service with sufficient information in accordance with any provisions of the Code or the published regulations thereunder which require the Partnership Representative to obtain information from the Members. The provisions of this Section 6.5 shall survive the termination of the Company (as well as any termination, purchase or redemption of a Member’s Interests in the Company for any reason whatsoever), and shall remain binding on the Members and all former members for a period of time necessary to resolve with the appropriate taxing authorities any and all material matters regarding the taxation of the Company and the Members by reason of their Interests.

6.4 Taxation as Partnership. The Members intend that the Company shall be treated as a partnership for federal, state and local income and franchise tax purposes.

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Article VII

DISTRIBUTIONS

7.1 Definitions. For purposes of this Agreement, “Sharing Percentage” means with respect to any Member a fraction, expressed as a percentage, the numerator of which is the number of Units held by such Member and the denominator of which is the sum of all of the Units held by all of the Members.

7.2 Net Cash Flow. The gross cash proceeds received by the Company from any and all sources and the reduction in any and all Reserves and escrows previously established, shall be used for the following as shall be determined by the Board, in its sole discretion:

(a) first, to pay all Company operating expenses then due and owing;

(b) second, to establish, fund and increase Reserves and escrow accounts as appropriate or necessary to provide for the payment of Company expenses, debt payments, lease payments, capital improvements and replacements, contingencies and all other purposes, all such determinations by the Board to be made in its sole discretion; and

(c) finally, the balance (the “Net Cash Flow”) shall be distributed to the Members in accordance with Section 7.3.

7.3 Distributions in General.

(a) Subject to maintaining the Company in a sound financial and cash position, which shall include the provision for losses affecting the cash position of the Company and the payment or provision of payment, when due, of obligations of the Company and establishing such Reserves (defined below), the Board, in its sole discretion, shall distribute Net Cash Flow to the Members. Distributions of Net Cash Flow shall be made to the Members on a pro-rata basis in accordance with their respective Sharing Percentages;

(b) Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution to the Members if such distribution would violate the Act or other applicable law.

7.4 Liquidating Distributions. Upon the liquidation or dissolution of the Company as contemplated in Article XI of this Agreement, the Board shall cause the Company to distribute the net liquidation proceeds and any other liquid assets of the Company, after the payment of expenses of liquidation of the Company and the establishment of a reasonable Reserve in an amount estimated by the Board to be sufficient to pay any amounts reasonably anticipated to be required to be paid by the Company, as follows:

(a) First, to the creditors of the Company, whether by payment or by establishment of adequate Reserves; and

(b) Second, to the Members in accordance with the priorities set forth in Section 7.3.

7.5 Withholding. The Company is authorized to withhold from distributions to the Members, and to pay over to the applicable foreign, federal, state or local government authorities, any amounts required to be so withheld pursuant to the Code, Regulations or any provisions of any other federal, state or local law and shall allocate such amounts to the Members with respect to which such amount was withheld. All amounts withheld pursuant to the Code, the Regulations or any provisions of any other foreign, federal, state or local tax law with respect to any payment, distribution, or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article VII for all purposes under this Agreement.

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Article VIII

CAPITAL ACCOUNTS, INITIAL CAPITAL CONTRIBUTIONS, AND ADDITIONAL CAPITAL CONTRIBUTIONS

8.1 (a) Initial Capital Contributions. Each Member hereby agrees to make contributions to the capital of the Company (the “Initial Capital Contributions”) as set forth on Schedule A.

(b) Additional Capital Contributions. Unless expressly provided in this Agreement, or if consented to by the Board in its sole discretion, Members may, but shall not be required to, make additional capital contributions (the “Additional Capital Contributions” and together with the Initial Capital Contributions, the “Capital Contributions”) to the Company in such amounts and on such terms as may be determined by the Board.

(c)   No Member is entitled to any interest or compensation by reason of its Capital Contributions or by reason of being a Member.

(d) The Board must reflect in the books and records of the Company the addresses of Members and changes thereto and the transfer of Interests and changes in Capital Contributions which are accomplished in accordance with the provisions hereof.

8.2 Capital Accounts. A “Capital Account” of any Member attributable to its Interest as of a particular date shall consist of the following:

(a) an amount equal to the value of such Member’s Initial Capital Contribution with respect to such Membership Interest;

(b) the increases, if any, to such account by reason of Additional Capital Contributions;

(c) the decreases, if any, to such account by reason of distributions to such Member; and

(d) the increases or decreases, if any, to such Capital Account to reflect allocations of profits and losses, respectively, in accordance with the provisions of Section 4.1 and 4.2.

Each Capital Account shall be maintained and adjusted in accordance with the Treasury Regulations promulgated pursuant to Section 704 of the Code. Without limiting the foregoing, to each Member’s Capital Account there shall be debited or credited, as the case may be, adjustments (other than adjustments already reflected in Net Profits or Net Losses) which are necessary to reflect a revaluation of Company assets to reflect the fair market value of all Company assets, as required by Treasury Regulations Section 1.704-1(b)(2)(iv)(f), and such regulations are hereby incorporated in this Agreement by reference.

8.3 Section 8.3 Subsequent Closings. Subject to Article IV, the Board may, in its sole and absolute discretion, admit additional Members (the “Additional Members”), or permit any existing Member to increase its Capital Contributions.

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Article IX

RESTRICTIONS ON TRANSFERS OF INTERESTS OF MEMBERS; ADMISSION OF

SUBSTITUTE MEMBERS; OTHER MATTERS AFFECTING INTERESTS

9.1 Restrictions on Transfer of Interests of Members.

a) Subject to Section 9.8 below, no Member may offer, sell, transfer, assign, exchange, hypothecate or pledge, or otherwise dispose of or encumber (hereinafter collectively, “Transfer”, including correlatives of such term), in whole or in part, such Member’s Interest without the consent of the Board, which may be given or withheld in the sole and absolute discretion of the Board, except a Transfer to a Family Member for bona fide estate planning purposes or by laws of descent and distribution upon the death of a Member who is a natural person or Transfer to a parent entity or subsidiary entity of any Member controlled by such Member. “Family Member” shall mean, with respect to a Member who is a natural person, (i) the spouse, parents, grandparents, children, grandchildren and great grandchildren of such Member, (ii) any trust all of whose trustees and beneficiaries are one or more of the individuals listed in clause (i) above, or (iii) any partnership or other entity all of whose owners are one or more of such individuals or trusts listed in clauses (i) or (ii) above. Family Members shall include such relationships by adoption.

b) No Member may Transfer, in whole or in part, such Member’s Interest if such Transfer would cause the termination of the Company for Federal income tax purposes, and any purported Transfer that would cause the termination of the Company for Federal income tax purposes shall be void ab initio.

c) Without limiting the generality of Section 9.1(a) above, each Member agrees that it will not Transfer all or any portion of its Membership Interests in the Company unless the Board determines that such proposed Transfer may be effected without:

(i) registration of the Interests being made under the Securities Act of 1933, as amended;

(ii) violating any applicable state securities or “Blue Sky” law (including investment suitability standards) or the laws of any other jurisdiction;

(iii) causing the Company to relinquish its status as a partnership for Federal, state or local income or franchise tax purposes;

(iv) causing the Company to become a “publicly traded partnership” within the meaning of the Code; or

(v) violating the Vermont Act.

b) In no event shall an Interest or any portion thereof be Transferred: (i) to a person or entity that does not qualify as an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, or (ii) to a minor or incompetent.

9.2 Admission of Substitute Member. Subject to the provisions of this Article IX, an assignee of the Interest of a Member (which shall include any purchaser, transferee, or other recipient of any disposition of such Interest) shall be deemed admitted to the Company as a Member thereof (hereinafter a “Substitute Member”) only upon the satisfactory completion of the following:

(a) The consent of the Board shall have been given, which consent shall be evidenced by a written consent executed by the Board or by the execution by the Board of a supplement or amendment to this Agreement or an amendment, if required, to the Certificate evidencing the admission of such person as a Member which consent shall be given in the case of a Transfer to a parent entity or subsidiary controlled by such a Member;

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(b) the assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement (as it may be amended from time to time) by executing a counterpart hereof and such assignee shall have expressly assumed all of the obligations of the assignor Member hereunder, and shall have executed such other documents or instruments as the Board may reasonably require in its sole and absolute discretion in order to effect the admission of such person as a Member;

(c) an amendment to the Certificate, if required by the Vermont Act, evidencing the admission of such person as a Member shall have been filed;

(d) the assignee shall have delivered a letter containing a representation that the assignee’s acquisition of the Interest is made as a principal, for the assignee’s own account, for investment purposes only and not with a view to the resale or distribution of such Interest, and that the assignee will not Transfer such Interest or any fraction thereof to anyone in violation of this Agreement;

(e) if the assignee is an entity, the assignee shall have provided to the Board evidence satisfactory to counsel for the Company of its authority to become a Member under the terms and provisions of this Agreement;

(f) the assignee shall have complied with all applicable governmental rules and regulations, if any;

(g) the assignee meets the requirements for investing in the Company and the assignee completes subscription documents if required by the Board; and

(h) all costs and expenses incurred by the Company and the Board in connection with this Section 9.2 shall have been paid by the person or entity seeking to become a Substitute Member (or the relevant assignor).

9.3 Obligations of Assignee of Interest in the Company.

(a) Subject to the provisions of Section 9.2, and except as required by operation of law, the Company shall not be obligated for any purposes whatsoever to recognize the assignment by any Member of such Member’s Interest until the Company has received notice thereof.

(b) Any person or entity who is the assignee of all or any portion of an Interest of a Member, but who has not become a Substitute Member, and desires to make a further disposition of such Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Member desiring to make a disposition of such Interest.

9.4 Further Actions. The Board will cause this Agreement to be amended to reflect as appropriate the occurrence of any of the transactions referred to in this Article IX as promptly as is practicable after such occurrence.

9.5 Effect of Bankruptcy, Death or Incompetence of a Member. The bankruptcy of a Member, the death of a Member or any adjudication that a Member is incompetent (which term shall include, but not be limited to, insanity), shall not cause the termination or dissolution of the Company and the business of the Company shall continue.

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9.6 Attachment by Creditors. If a Member’s Interest is subject to attachment by a creditor, or is assigned for the benefit of any creditor, the Interest so obtained by such creditor shall be only that of an assignee, and in no event shall such creditor have the rights of a Substitute or Additional Member.

9.7 Assignee. If a Member Transfers all or a portion of such Member’s Interest involuntarily, by operation of law or voluntarily, without the consent required by this Article IX, the transferee or assignee shall be entitled only to receive that proportion of profit and loss, and any distribution of assets of the Company attributable to the Interest so acquired by reason of such disposition from and after the effective date of such disposition, and only upon written notification of same to the Board, and in no event shall any such transferee or assignee have the rights of a Substitute or Additional Member.

9.8 Right of First Refusal.

(a) Prior to any Transfer of his Interest, a Member (the “Offering Member”) shall give to the other Member (the “Responding Member”) a notice in writing (the “ROFR Notice”), stating its intention to dispose of all of its Interest in the Company to a bona fide third party purchaser (“Proposed Transferee”) and setting forth (i) the identity of the Proposed Transferee and (ii) the terms and conditions of such proposed Transfer. The Responding Member shall have a period of forty-five (45) business days, commencing with the date on which such notice is transmitted (the “Election Period”), to give notice in writing (the “Notice of Election”) to the Offering Member that it will purchase all and not less than all of the offered Interest. If such Notice of Election is delivered to the Offering Member, then the Responding Member shall purchase all and not less than all of the offered Interest in accordance with the terms and conditions set forth in the ROFR Notice.

(b) If the Responding Member does not timely exercise his option to purchase all of the offered Interest, then the Offering Member shall have the right to sell the offered Interest to the Proposed Transferee for a price not less than, and on terms not more favorable than, the price and terms offered to the Responding Member; provided that such Transfer (A) occurs within sixty (60) days following the expiration of the Election Period and (B) complies with the provisions of Section 9.2.

9.9 Tag Along Right.

(a) In the event that the Offering Member sells its Interest in accordance with Section 9.8(b), the Responding Member shall have the right, exercisable in its sole discretion, to elect to sell its Interests to the Proposed Transferee on the same terms and conditions as the Offering Member sells its Interest in accordance with Section 9.8(b) (“Tag Along Right”). Any such election must be made no later than thirty (30) business days after the expiration of the Election Period (“Tag Period”). If the Responding Member makes the election described in this Section 9.9, the Responding Member shall have the right to participate in the sale of Interests described in Section 9.8(b) upon the same terms and conditions set forth in the ROFR Notice.

(b) In the event that the Responding Member elects to sell its Interest to the Proposed Transferee pursuant to this Section 9.9, the Proposed Transferee shall purchase the amount of the Responding Member’s Interest equal to the product of (x) the total percentage of Membership Interests that the Proposed Transferee proposes to buy (as set forth in the ROFR Notice) and (y) a fraction (A) the numerator of which is equal to the percentage of Membership Interests then held by the Responding Member, and (B) the denominator of which is equal to the total percentage of Membership Interests then held by the Offering Member and the Responding Member (the “Tag Along Portion”). The Responding Member may sell the amount of its Interests up to its Tag Along Portion. If the Responding Member notifies the Offering Member that it elects to exercise its Tag Along Right with respect to less than its full Tag Along Portion, then the Offering Member may sell its Interests so that the Proposed Transferee purchases the full amount of Interests set forth in the ROFR Notice.

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(c) If the Responding Member does not timely exercise its Tag Along Right to sell its Interests to the Proposed Transferee, then the Offering Member shall have the right to sell the its offered Interest to the Proposed Transferee on the terms and conditions set forth in the ROFR Notice; provided that such Transfer (A) occurs within sixty (60) days following the expiration of the Tag Period and (B) complies with the provisions of Section 9.2.

Article X

POWER OF ATTORNEY

10.1 Power of Attorney. Each Member hereby constitutes and appoints the Board and the liquidators, with full power of substitution, as his or its true and lawful agent and attorney-in-fact, with full power and authority in his or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) this Agreement, all certificates and other instruments and all amendments thereof in accordance with the terms hereof that the Board deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Vermont and in all other U.S. or foreign jurisdictions in which the Company may conduct business or own property; (b) all instruments that the Board deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Board or the liquidators deem appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (d) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to this Agreement.

10.2 Procedural Aspects. The power of attorney granted by each Member to the Board is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the Transfer of all or any portion of his or its Units and shall extend to such Member’s heirs, successors and assigns.

Article XI

DISSOLUTION AND LIQUIDATION

11.1 Dissolution of the Company. The Company shall be dissolved upon the earliest to occur of:

(a) the unanimous determination of the Members to dissolve the Company;

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(b) the happening of any other event, including the entry of a decree of judicial dissolution under the Vermont Act, that under the law of the State of Vermont, mandatorily requires the dissolution of the Company.

11.2 Liquidation. Upon the dissolution of the Company, the liquidators, who shall consist of the Managers (such persons, the “Liquidators”) shall cause the cancellation of the Certificate, liquidate the assets of the Company, pay off known liabilities, establish reserves for contingent liabilities and expenses of liquidation, apply and distribute the balance of the proceeds of such liquidation in accordance with the provisions set forth in Section 7.4 hereof, and shall take all other steps necessary to wind up the affairs of the Company as promptly as practicable. To the extent reasonable, the business of the Company may continue to be conducted until liquidation is complete. For purposes hereof, the term “Liquidators” shall also include the trustees, receivers or other persons required by law to wind up the affairs of the Company.

11.3 Distribution in Kind. Notwithstanding the provisions of Section 11.2 hereof, if, upon dissolution of the Company, the Liquidators shall determine that an immediate sale of part or all of the assets attributable to the Company would be impractical or would cause undue loss to the relevant Members, the Liquidators may, in their absolute discretion, either defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of such entity (other than those to Members) or distribute to the Members, in lieu of cash, the securities of issuer(s) underlying the investments held by the Company as the Liquidators deem not suitable for liquidation (provided, however, that the Liquidators shall first distribute available cash after payment of liabilities and reserves for contingent liabilities and expenses, including, without limitation, the costs of any independent appraisals). Each Member shall receive an amount of securities with a fair market value (as determined by an independent appraiser approved by the Liquidators) equal to the proceeds the Members would have received if such underlying investments had been liquidated for cash equal to such fair market value and such cash were distributed in accordance with Section 11.2.

11.4 Final Statement. As soon as practicable after the dissolution of the Company, a final statement of its assets and liabilities shall be prepared by the accountants for the Company

11.5 Costs of Dissolution and Liquidation. For the avoidance of doubt, Synergy shall never be required to contribute financially or otherwise to the costs associated with dissolution and/or liquidation of the Company.

Article XII

GENERAL PROVISIONS

12.1 Address and Notices. The address of each Member for all purposes shall be the address set forth on the signature page or Joinder annexed to this Agreement or such other address of which the Board has received written notice. Any notice, demand or request required or permitted to be given or made hereunder shall be in writing and shall be deemed given or made when delivered in person or when sent to such Member at such address by registered or certified mail, return receipt requested, or by electronic mail if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient.

12.2 Titles and Captions. All Article and Section titles and captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

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12.3 Expenses. Except as otherwise expressly provided herein or in writing between the Members, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the Member incurring such costs and expenses.

12.4 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Member hereby agrees, at the request of the Company or any other Member, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

12.5 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Vermont without regards to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of Vermont.

12.6 Forum. The Members hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the United States District Court for the District of Vermont or in the Superior Court of the State of Vermont so long as one of such courts shall have subject-matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Vermont. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient form. Service of process, summons, notice or other document by registered mail to the address set forth in Section 13.6 shall be effective service of process for any suit, action or other proceeding brought in any such court.

12.7 Fees. The prevailing party or parties in any action or other adjudicative proceeding arising out of or relating to this Agreement shall be reimbursed by the party or parties who do not prevail for their reasonable attorneys, accountants and experts fees and related expenses (including reasonable charges for in-house legal counsel and related personnel) and for the costs of such proceeding. In the event that two or more parties are deemed liable for a specific amount payable or reimbursable under this Section 13.7, such parties shall be jointly and severally liable therefor.

12.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.

12.9 Integration; Entire Agreement. This Agreement and the transaction documents executed in connection with the purpose of the Company constitute the entire understanding among the Members and supersede any prior understanding and/or written or oral agreements among them with respect to the Company. No covenant, representation or condition not expressed in this Agreement shall affect or be deemed to interpret, change or restrict the express provisions hereof.

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12.10 Amendment. No provision of this Agreement may be amended or modified except by an instrument in writing executed by the Company and all the Members. Notwithstanding the foregoing, the Board may amend the Agreement to clarify any clerical inaccuracy or manifest error, or amend Schedule A following any name or address change, new issuance, or Transfer of Interests or any Capital Contribution or return thereof, in each case in accordance with this Agreement, may be made by the Board without the consent of or execution by the Members. The Board shall send prompt notifications of all amendments of this Agreement to the Members.

12.11 Waiver of Jury Trial. Each Member hereby acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such Member irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

12.12 No Third Party Beneficiaries. Without limiting any of the provisions of this Agreement, including any obligations of Members to make Capital Contributions or to return money or other property to the Company, the provisions of this Agreement are intended solely to benefit the Company and the Members and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third party beneficiary of this Agreement), and the Members shall have no duty or obligation to any creditor of the Company to make any contributions or return any money or other property to the Company. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

12.13 Severability. If any provision of this Agreement, or the application of such provision to any person, entity or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

12.14 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

12.15 Confidentiality. The Board and the Members agree that they will keep, and will cause their respective members, managers, officers, directors, principals, employees, affiliates, agents, attorneys, accountants, advisors and representatives (“Representatives”) to keep, in strictest confidence, all of the confidential information regarding each other, the Company, the Managers, and the strategies and investments of the Company (collectively the “Confidential Information”) received by them prior to and after the execution of this Agreement. Furthermore, the Members agree that they will only disclose the Confidential Information to those of their Representatives who have a specific need to know such Confidential Information for the purpose of analyzing and effectuating the transactions contemplated herein. Notwithstanding the foregoing, a Manager or a Member or any of its Representatives may disclose the Confidential Information to the extent they are requested or become legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, or applicable law, regulations or orders) or to the extent the Confidential Information is already in the public domain, other than as a result of a disclosure by such Manager or Member or any of their respective Representatives.

12.16 Waiver by Member. Any Member by notice to the Board may, but shall be under no obligation to, waive any of its rights or any conditions to its obligations hereunder, or any duty, obligation or covenant of any other Member or the Board. No such waiver shall affect or alter the remainder of this Agreement, but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other existing or subsequent breach.

12.17 Equitable Remedies. Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

12.18 Counterparts; Facsimile Signatures Valid. This Agreement may be executed in counterparts, all of which taken together shall constitute one agreement binding on all parties, notwithstanding that all the parties are not signatories to the original or the same counterpart. Each party shall become bound by the Agreement immediately upon affixing his or its signature hereto, independently of the signature of any other party. A facsimile signature or other electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original and not a facsimile signature.

Remainder of Page Left Blank

Signature Pages Follow

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SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned hereto makes and executes this Operating Agreement of Vermont Renewable Gas, LLC on the 14th day of December 2022.

VERMONT RENEWABLE GAS, LLC

CLASS A MEMBERS

CETY CAPITAL, LLC

By:
Name:	Kambiz Mahdi
Title:	Chief Executive Officer

Address: 2990 Redhill Avenue Costa Mesa, California 92626 USA

SYNERGY BIOPRODUCTS CORPORATION

By:
Name:	Evan B. Dell’Olio
Title:	President

Address: 145 Pine Haven Shores Road #1000A Shelburne, VT 05482 USA

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SCHEDULE A

Member	Percentage Class A Interest	Percentage Class B Interest	Percentage Class C Interest	Percentage Class D Interest

CETY Capital LLC	49%

SYNERGY BIOPRODUCTS CORPORATION	51%

Member Capital Contribution

Name	Contribution

CETY Capital LLC	$49

Synergy Bioproducts Corporation	$51

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